Exhibit 99.1

                Station Casinos Announces Record Third
                Quarter Results and Declares Dividend

    LAS VEGAS--(BUSINESS WIRE)--Oct. 18, 2005--Station Casinos, Inc. (NYSE:STN) ("Station" or the "Company") today announced the results of its operations for the third quarter ended September 30, 2005.

    Highlights include:

    -- Same-store revenues from its Las Vegas operations increased 16% over the prior year's third quarter, marking the seventh consecutive quarter of double-digit same-store revenue growth on a year-over-year basis. Excluding Green Valley Ranch, revenues from its Major Las Vegas Operations increased 13% over the prior year's third quarter.

    -- Record third quarter EBITDA(1) of $117.8 million, an increase of 30% over the prior year's third quarter.

    -- Same-store EBITDA from its Las Vegas operations increased 30% over the prior year's third quarter.

    -- Adjusted for non-recurring items and development expense, diluted earnings per share ("EPS") of $0.63 compared to $0.46 in the prior year's third quarter, an increase of 37%.

    -- Same-store EBITDA margins for its Las Vegas operations increased to 40.7% from 36.3% in the prior year's third quarter.

    -- Declaring a quarterly cash dividend of $0.25 per share payable on December 2, 2005, to shareholders of record on November 11, 2005.

    Results of Operations

    The Company's net revenues for the third quarter ended September 30, 2005, were approximately $276.3 million, an increase of 14% compared to the prior year's third quarter. The Company reported EBITDA for the quarter of $117.8 million, an increase of 30% compared to the prior year's third quarter. For the third quarter, Adjusted Earnings(2) applicable to common stock were $44.2 million, or $0.63 per share, an increase of 37% over the prior year's $0.46 per share on a comparable basis. This marks the fifteenth consecutive quarter of year-over-year growth of Adjusted EBITDA, EBITDA margin and EPS.
    During the third quarter, the Company incurred preopening costs related to projects under development of $1.7 million, a $3.4 million loss on the disposition of land, a $0.6 million loss on the early retirement of debt, $0.3 million in costs to terminate certain leases at Green Valley Ranch and $2.0 million in costs to develop new gaming opportunities, primarily related to Native American gaming. Including these items, the Company reported net income of $39.0 million and diluted earnings applicable to common stock of $0.56 per share.
    The Company's earnings from its Green Valley Ranch joint venture for the third quarter were $10.7 million, excluding the lease termination costs, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch's operating income. For the quarter, Green Valley Ranch generated EBITDA before management fees of $24.4 million, a 29% increase compared to the prior year's third quarter. These numbers include results from the $125 million expansion of that property, which opened in December 2004 and included approximately 300 new hotel rooms and 25,000 square feet of additional meeting and convention space.

    Las Vegas Market Results

    Same-store (Major Las Vegas Operations and Green Valley Ranch) net revenues for the quarter increased to $300.0 million, a 16% increase compared to the prior year's quarter, while EBITDA from those operations increased 30% to $122.2 million. "Our seventh consecutive quarter of double-digit same-store revenue growth was driven by the continued strength of the Las Vegas economy. We have not seen changes in consumer behavior in the Las Vegas local's market. All of the key metrics that influence our business were very robust during the third quarter including population growth, new job creation and extensive commercial and residential construction," said Lorenzo J. Fertitta, vice chairman and president.
    EBITDA and Adjusted Earnings are not generally accepted accounting principles ("GAAP") measurements and are presented solely as a supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. EBITDA and Adjusted Earnings are further defined in footnotes 1 and 2, respectively.

    Balance Sheet Items and Capital Expenditures

    Long-term debt was $1.74 billion as of September 30, 2005. Total capital expenditures were $260.5 million for the third quarter. Expansion and project capital expenditures included $173.9 million for Red Rock Resort and $43.5 million for the purchase of land. As of September 30, 2005, the Company's debt to cash flow ratio as defined in its bank credit facility was 3.9 to 1.

    Dividend

    The Company's Board of Directors declared a quarterly cash dividend of $0.25 per share. The dividend is payable on December 2, 2005, to shareholders of record on November 11, 2005.

    Fiscal 2005 and 2006 Guidance

    For the fourth quarter of 2005, the Company expects EBITDA of approximately $115 million to $120 million and EPS of $0.59 to $0.64, excluding development expense and other non-recurring items. The guidance for the fourth quarter assumes approximately $7 million of construction disruption relating to the Santa Fe Station, Fiesta Henderson and Green Valley Ranch master-planned expansions. The projected revenue growth for the fourth quarter is 9% to 11% excluding the impact of the construction disruption. Including the impact of the construction disruption, the projected revenue growth for the fourth quarter is 6% to 8%. As a result, the Company now expects EBITDA for 2005 of approximately $472 million to $477 million, excluding development expense and non-recurring items and Adjusted Earnings applicable to common stock of approximately $2.57 to $2.62, assuming
69.5 million fully diluted shares. The full year guidance assumes revenue growth in the Major Las Vegas Operations (excluding Green Valley Ranch) for 2005 of 11% to 12% over the prior year, with an effective tax rate of 36.9%.
    The Company previously issued guidance for fiscal 2006 of approximately $545 million to $565 million of EBITDA and $2.70 to $2.89 of EPS, assuming approximately $16 million of construction disruption relating to the Santa Fe Station, Fiesta Henderson and Green Valley Ranch master-planned expansions. The Company intends to update this guidance on its fourth quarter conference call. This guidance also assumes the opening of Phase I of Red Rock Resort at the end of the first quarter of 2006, the completion of the Fiesta Henderson expansion in the third quarter of 2006, the completion of the Santa Fe Station expansion in phases beginning in the third quarter of 2006 through the fourth quarter of 2006 and the completion of the Green Valley Ranch expansion from the fourth quarter of 2006 through early 2007. This guidance further assumes an effective tax rate of 36.5% and 70 million diluted shares outstanding.

    Conference Call Information

    The Company will host a conference call today, Tuesday, October 18, at 12:00 p.m. (Eastern Time) to discuss its third quarter 2005 financial results and provide guidance for the remainder of 2005 and 2006. Interested participants may access the call by dialing the conference operator at 866-633-6299. For those dialing in internationally, your dial in number is 706-679-5908. A live audio webcast of the call, as well as supplemental tables and charts, will also be available at the Company's website, www.stationcasinos.com(3). A replay of the call will be available from 3:00 p.m. (Eastern Time) on October 18, 2005, until 11:00 p.m. (Eastern Time) on October 25, 2005, at 800-642-1687. The reservation number is 9022749.

    Company Information and Forward-Looking Statements

    Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino and Gold Rush Casino in Henderson, Nevada. Station also owns a 50% interest in both Barley's Casino & Brewing Company and Green Valley Ranch Station Casino in Henderson, Nevada, and a 6.7% interest in the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages the Thunder Valley Casino near Sacramento, California, on behalf of the United Auburn Indian Community.
    This press release contains certain forward-looking statements with respect to the business, financial condition, results of operations, dispositions, acquisitions and expansion projects of the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, integration of acquisitions, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and its Registration Statement on Form S-4 File No. 333-128963. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the "Investors" section of the Company's website at www.stationcasinos.com(3).
    Construction projects such as Red Rock Resort and the master-planned expansions of Santa Fe Station, Fiesta Henderson and Green Valley Ranch entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.
    Development of the proposed gaming and entertainment project with the Gun Lake Tribe and the operation of Class III gaming at that project are subject to certain governmental and regulatory approvals, including, but not limited to, the governor of the State of Michigan signing the Gun Lake Tribe's state gaming compact, the Department of the Interior completing the process of taking land into trust for the benefit of the Gun Lake Tribe and approval of the management agreement by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

    (1) EBITDA consists of net income plus income tax provision, interest and other expense, loss on early retirement of debt, preopening expenses, lease terminations, depreciation, amortization, development expense, certain litigation, Regulation 6A fine and related investigative costs. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision, interest and other expense, loss on early retirement of debt, preopening expenses, lease terminations, depreciation, amortization, development expense, certain litigation, Regulation 6A fine and related investigative costs, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net income is included in the financial schedules accompanying this release.
    (2) Adjusted Earnings excludes development expense, preopening expenses, lease terminations, loss on early retirement of debt, loss on sale of land, certain litigation, Regulation 6A fine and related investigative costs. Adjusted Earnings is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies, as this measure is considered by the Company to be a better measure on which to base expectations of future results than GAAP net income. A reconciliation of Adjusted Earnings and EPS to GAAP net income and EPS is included in the financial schedules accompanying this release.
    (3) The hyperlink to the Company's URL is included herein solely for the convenience of investors in accessing the audio webcast of the third quarter conference call. All other references herein to the Company's URL are inactive textual references. None of the information contained on the Company's website shall be deemed incorporated by reference or otherwise included herein.


                         Station Casinos, Inc.
                 Condensed Consolidated Balance Sheets
                        (amounts in thousands)
                              (unaudited)

                                        September 30,    December 31,
                                            2005             2004
                                        -------------   -------------
Assets:
  Cash and cash equivalents              $    65,587     $    68,417
  Receivables, net                            18,287          21,452
  Other current assets                        35,460          29,652
                                        -------------   -------------
    Total current assets                     119,334         119,521
  Property and equipment, net              1,813,024       1,367,957
  Other long-term assets                     737,126         558,106
                                        -------------   -------------
    Total assets                         $ 2,669,484     $ 2,045,584
                                        =============   =============

Liabilities and stockholders' equity:
  Current portion of long-term debt      $        97     $    16,917
  Other current liabilities                  214,716         159,099
                                        -------------   -------------
    Total current liabilities                214,813         176,016
  Revolving credit facility                  125,500          51,500
  Senior and senior subordinated notes     1,606,635       1,265,686
  Other debt                                   9,384           6,037
  Interest rate swaps, mark-to-market         (1,844)         (1,927)
  Other long-term liabilities                105,942          59,351
                                        -------------   -------------
    Total liabilities                      2,060,430       1,556,663
  Stockholders' equity                       609,054         488,921
                                        -------------   -------------
    Total liabilities and
     stockholders' equity                $ 2,669,484     $ 2,045,584
                                        =============   =============


                         Station Casinos, Inc.
            Condensed Consolidated Statements of Operations
             (amounts in thousands, except per share data)
                              (unaudited)

                         Three Months Ended      Nine Months Ended
                            September 30,          September 30,
                       ----------------------  ----------------------
                          2005        2004        2005        2004
                       ----------  ----------  ----------  ----------
Operating revenues:
  Casino               $ 206,412   $ 181,048   $ 613,321   $ 533,016
  Food and beverage       35,789      34,418     109,341     103,451
  Room                    14,009      13,426      46,071      42,545
  Other                   14,159      10,644      38,209      30,973
  Management fees         24,028      19,995      70,930      62,174
                       ----------  ----------  ----------  ----------
    Gross revenues       294,397     259,531     877,872     772,159
  Promotional
   allowances            (18,060)    (16,669)    (54,107)    (50,155)
                       ----------  ----------  ----------  ----------
    Net revenues         276,337     242,862     823,765     722,004
                       ----------  ----------  ----------  ----------

Operating costs and
 expenses:
  Casino                  71,737      69,391     213,163     203,239
  Food and beverage       25,310      25,355      76,534      74,212
  Room                     5,159       5,418      15,726      15,601
  Other                    4,904       4,369      13,222      12,582
  Selling, general and
   administrative         46,076      44,129     134,449     126,906
  Corporate expense       14,592      11,311      42,856      33,874
  Development expense      2,047       2,113       6,749       8,309
  Depreciation and
   amortization           26,053      21,935      75,523      62,117
  Preopening expenses      1,651         233       3,454         577
  Lease terminations           -           -      11,654           -
                       ----------  ----------  ----------  ----------
                         197,529     184,254     593,330     537,417
                       ----------  ----------  ----------  ----------

Operating income          78,808      58,608     230,435     184,587
  Earnings from joint
   ventures                8,956       7,038      28,356      18,249
                       ----------  ----------  ----------  ----------
Operating income and
 earnings from joint
 ventures                 87,764      65,646     258,791     202,836
                       ----------  ----------  ----------  ----------

Other income
 (expense):
  Interest expense,
   net                   (20,466)    (18,595)    (58,316)    (58,500)
  Interest and other
   expense from joint
   ventures               (1,473)       (894)     (5,299)     (3,271)
  Loss on early
   retirement of debt       (600)          -      (1,278)    (93,265)
  Other                   (3,384)       (487)     (3,598)     (3,299)
                       ----------  ----------  ----------  ----------
                         (25,923)    (19,976)    (68,491)   (158,335)
                       ----------  ----------  ----------  ----------

Income before income
 taxes                    61,841      45,670     190,300      44,501
  Income tax provision   (22,881)    (16,584)    (70,091)    (16,163)
                       ----------  ----------  ----------  ----------
Net income             $  38,960   $  29,086   $ 120,209   $  28,338
                       ==========  ==========  ==========  ==========

Basic and diluted
 earnings per common
 share:
  Net income
    Basic              $    0.57   $    0.45   $    1.77   $    0.45
    Diluted            $    0.56   $    0.43   $    1.73   $    0.43

Weighted average
 common shares
 outstanding
    Basic                 68,355      65,052      67,901      63,647
    Diluted               69,772      67,769      69,302      66,300

Dividends paid per
 common share          $   0.250   $   0.175   $   0.670   $   0.475


                         Station Casinos, Inc.
                        Summary Information and
                Reconciliation of Net Income to EBITDA
      (amounts in thousands, except occupancy percentage and ADR)
                              (unaudited)

                            Three Months Ended     Nine Months Ended
                              September 30,          September 30,
                           --------------------   --------------------
                              2005       2004        2005       2004
                           ---------  ---------   ---------  ---------
Major Las Vegas
 Operations (a):
-------------------------
Net revenues               $241,047   $213,981    $719,145   $636,113

Net income                 $ 36,636   $ 22,628    $116,082   $ 78,615
  Income tax provision       22,509     14,678      68,175     46,171
  Interest and other
   expense, net              14,215     13,581      41,235     40,767
  Depreciation and
   amortization              24,392     20,566      70,627     58,537
  Preopening expenses             -          -         147          -
  Litigation, Regulation
   6A fine and related
   investigative costs            -      3,303           -      3,303
                           ---------  ---------   ---------  ---------
EBITDA                     $ 97,752   $ 74,756    $296,266   $227,393
                           =========  =========   =========  =========

Green Valley Ranch
 Station (50% owned):
-------------------------
Net revenues               $ 58,994   $ 43,743    $173,653   $127,626

Net income                 $ 12,405   $ 10,640    $ 39,460   $ 24,491
  Interest and other
   expense, net               5,805      3,873      18,444     12,026
  Depreciation and
   amortization               5,627      4,309      16,389     12,647
  Lease terminations            600          -       1,632      7,284
  Litigation                      -         75           -         75
                           ---------  ---------   ---------  ---------
EBITDA                     $ 24,437   $ 18,897    $ 75,925   $ 56,523
                           =========  =========   =========  =========

Same-Store
 Operations (b):
-------------------------
Net revenues               $300,041   $257,724    $892,798   $763,739

Net income                 $ 49,041   $ 33,268    $155,542   $103,106
  Income tax provision       22,509     14,678      68,175     46,171
  Interest and other
   expense, net              20,020     17,454      59,679     52,793
  Depreciation and
   amortization              30,019     24,875      87,016     71,184
  Lease terminations            600          -       1,632      7,284
  Preopening expenses             -          -         147          -
  Litigation, Regulation
   6A fine and related
   investigative costs            -      3,378           -      3,378
                           ---------  ---------   ---------  ---------
EBITDA                     $122,189   $ 93,653    $372,191   $283,916
                           =========  =========   =========  =========

Total Station Casinos,
 Inc. (c):
-------------------------
Net income                 $ 38,960   $ 29,086    $120,209   $ 28,338
  Income tax provision       22,881     16,584      70,091     16,163
  Interest and other
   expense, net              25,323     19,976      67,213     65,070
  Depreciation and
   amortization              26,053     21,935      75,523     62,117
  Development expense         2,047      2,113       6,749      8,309
  Preopening expenses         1,651        233       3,454        577
  Lease terminations            300          -      12,470      3,642
  Loss on early
   retirement of debt           600          -       1,278     93,265
  Litigation, Regulation
   6A fine and related
   investigative costs            -        813           -        813
                           ---------  ---------   ---------  ---------
EBITDA                     $117,815   $ 90,740    $356,987   $278,294
                           =========  =========   =========  =========

Occupancy percentage             96%        96%         97%        96%
ADR                        $     57   $     52    $     61   $     56

(a) The Major Las Vegas Operations include the wholly owned properties of Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b) Same-Store Operations include the Major Las Vegas Operations plus the total operations of Green Valley Ranch.

(c) Total Station Casinos, Inc. includes the Major Las Vegas
    Operations, Wild Wild West, Wildfire, Magic Star (since August 2,
    2004), Gold Rush (since August 2, 2004), the Company's earnings from joint ventures, management fees and Corporate expense.


                         Station Casinos, Inc.
               Reconciliation of GAAP Net Income and EPS
                     to Adjusted Earnings and EPS
             (amounts in thousands, except per share data)
                              (unaudited)

                         Three Months Ended       Nine Months Ended
                            September 30,            September 30,
                       ----------------------   ----------------------
                          2005        2004         2005        2004
                       ----------  ----------   ----------  ----------

Adjusted Earnings
Net income             $  38,960   $  29,086    $ 120,209   $  28,338
  Development
   expense, net            1,331       1,374        4,387       5,401
  Preopening
   expenses, net           1,073         151        2,245         375
  Loss on sale of
   land, net               2,220           -        2,220       1,782
  Loss on early
   retirement of
   debt, net                 390           -          831      60,622
  Lease
   terminations, net         195           -        8,105       2,367
  Litigation,
   Regulation 6A
   fine and related
   investigative
   costs, net                  -         528            -         528
                       ----------  ----------   ----------  ----------
Adjusted Earnings      $  44,169   $  31,139    $ 137,997   $  99,413
                       ==========  ==========   ==========  ==========

Adjusted basic
 earnings per common
 share:
Net income             $    0.57   $    0.45    $    1.77   $    0.45
  Development
   expense, net             0.02        0.02         0.07        0.08
  Preopening
   expenses, net            0.02           -         0.03        0.01
  Loss on sale of
   land, net                0.03           -         0.03        0.03
  Loss on early
   retirement of
   debt, net                0.01           -         0.01        0.95
  Lease
   terminations, net           -           -         0.12        0.03
  Litigation,
   Regulation 6A
   fine and related
   investigative
   costs, net                  -        0.01            -        0.01
                       ----------  ----------   ----------  ----------
Adjusted basic
 earnings per common
 share                 $    0.65   $    0.48    $    2.03   $    1.56
                       ==========  ==========   ==========  ==========

Weighted average
 common shares
 outstanding - basic      68,355      65,052       67,901      63,647


Adjusted diluted
 earnings per common
 share:
Net income             $    0.56   $    0.43    $    1.73   $    0.43
  Development
   expense, net             0.02        0.02         0.06        0.08
  Preopening
   expenses, net            0.02           -         0.03        0.01
  Loss on sale of
   land, net                0.03           -         0.03        0.03
  Loss on early
   retirement of
   debt, net                   -           -         0.01        0.91
  Lease
   terminations, net           -           -         0.13        0.03
  Litigation,
   Regulation 6A
   fine and related
   investigative
   costs, net                  -        0.01            -        0.01
                       ----------  ----------   ----------  ----------
Adjusted diluted
 earnings per common
 share                 $    0.63   $    0.46    $    1.99   $    1.50
                       ==========  ==========   ==========  ==========

Weighted average
 common shares
 outstanding -
 diluted                  69,772      67,769       69,302      66,300



    CONTACT: Station Casinos, Inc.
             Glenn C. Christenson, Executive Vice President/Chief
             Financial Officer/Chief Administrative Officer,
             800-544-2411 or 702-367-2484
             or
             Thomas M. Friel, Vice President of Finance/Controller, 800-544-2411 or 702-221-6793
             or
             Lori B. Nelson, Director of Corporate Communications, 800-544-2411 or 702-367-2427